Exhibit 99.2
IndyMac Bancorp, Inc. First Quarter Earnings Review

Forward-looking Statements Certain statements contained in this presentation may be deemed to be forward-looking statements within the meaning of the federal securities laws. The words "anticipate," "believe," "estimate," "expect," "project," "plan," "forecast," "intend," "goal," "target," and similar expressions identify forward- looking statements that are inherently subject to risks and uncertainties, many of which cannot be predicted or quantified. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, the effect of economic and market conditions including industry volumes and margins; the level and volatility of interest rates; Indymac's hedging strategies, hedge effectiveness and asset and liability management; the accuracy of subjective estimates used in determining the fair value of financial assets of Indymac; the credit risks with respect to our loans and other financial assets; the actions undertaken by both current and potential new competitors; the availability of funds from Indymac's lenders and from loan sales and securitizations to fund mortgage loan originations and portfolio investments; the execution of Indymac's growth plans and ability to gain market share in a significant market transition; the impact of disruptions triggered by natural disasters; the impact of current, pending or future legislation, regulations or litigation; and other risk factors described in the reports that Indymac files with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and its reports on Form 8-K.

Outline Q1 07 overall results What were the negatives in the quarter? What were the bright spots and other issues in the quarter? Performance relative to peers What do we foresee?

Y/Y Decline In EPS ... It's All About First Quarter Spread Widening On Private MBS And Significantly Higher Credit Costs bar 1 invisible Product Mix Change Conduit/Wholesale Total inv 1 1.18 2 0.55 0.37 0.26 0.63 3 0.2 0.35 0.35 4 0.2 0.25 0.25 5 0.45 0.27 0.27 6 0.72 0.18 0.18 7 0.84 0.06 0.06 8 0.79 0.05 0.05 9 0.75 0.04 0.04 10 0.7 0.05 0.05 11 0.7 0.7 Q106 EPS MBR margin decline due to higher credit costs MBR margin decline excluding credit cost impact* Lower net interest margin in thrift Loss on sale/trade to reposition Thrift loan portfolio Higher provision for loan losses in Thrift Other Q107 EPS Financial Freedom earnings growth Servicing & Retention earnings growth EPS Product Mix Change Q1 07 Private MBS Spread Widening Production volume * excludes Financial Freedom Production Divisions ($0.46) Mortgage Servicing $0.18 Thrift ($0.15) Other ($0.05) Total ($0.48)

Key Thrift changes this quarter: Thrift earnings in Q1 07 include a loss of $4.5 million due to the commitment to sell $1.3 billion of loans to the GSEs to improve Thrift net interest margin and ROE; more than offsetting this loss were $9.3 million of hedge gains on terminated interest rate swap agreements related to liabilities funding these loans that will be amortized over the remaining original life of the hedges. As such, the economic impact of this transaction was a positive of $4.8 million. In the first quarter of 2007, the Company adjusted the composition of its segments, removing non-investment grade and residual securities from MSRs and Other Retained Assets in the Mortgage Banking segment and pairing it with investment grade securities portfolio in the Thrift segment. This change allows for more optimal utilization of capital by combining a high risk-based capital user with a low risk-based capital user. Sold custodial deposits in the mortgage servicing division to the Thrift, which conforms to the practices of our peers in the industry While ROE Down Significantly In Q1 07 ... All Business Segments Remained Solidly Profitable $44 25 (10) 59 30 (4) (4) 81 (29) $52 $0.70 Earnings $680 332 7 1,019 852 2 - 1,873 160 $2,033 Avg. Capital 26% 30% N/A 23% 14% N/A N/A 18% N/A 10% ROE $70 15 (9) 76 28 (5) 1 100 (28) $72 $0.97 Earnings $668 291 17 976 846 3 - 1,825 144 1,969 Avg. Capital 42% 20% N/A 31% 13% N/A N/A 22% N/A 15% ROE $65 12 (8) 69 45 (6) (4) 104 (24) $80 $1.18 Earnings $511 197 13 721 727 2 - 1,450 148 $1,598 Avg. Capital 51% 24% N/A 38% 25% N/A N/A 29% N/A 20% ROE By Business Segment Mortgage production Mortgage servicing Overhead Mortgage Banking total Thrift Treasury & Deposits Eliminations Total Operating Results Corporate Overhead Total Earnings, Capital and ROE Total Company EPS ($ in millions except per share amounts) Q1 07 Q4 06 Q1 06

What Were The Negatives In The Quarter? While production and sales were strong, the market for below AAA-rated mortgage-backed securities was illiquid. Consequently, our MBR margins declined and we had to retain more securities in our Thrift portfolio. Wholesale and Conduit earnings, combined, were down 73% from Q1 06, due to product mix changes, Q1 07 private mortgage-backed securities spread widening, and higher credit costs. While Indymac's credit tightening was focused on the elimination of products that caused excessive credit losses, it was also a reflection of a secondary market that remains less liquid. Our credit tightening may potentially hurt our loan volumes in the short-term, but some of this impact to volumes will be offset by volume increases in other products and fewer competitors, as other lenders are struggling or have exited the business. SFR mortgage loan portfolio earnings in the Thrift were down $12.7 million from $12.5 million in Q1 06, to a loss of $185,000 in Q1 07, due to GAAP earnings impact of portfolio repositioning and increased loan loss provisions. We have not yet completed the preferred stock offering given current market conditions. We are still actively pursuing the offering and believe that the offering and related share repurchase can be completed, however the timing remains uncertain and is dependent on market conditions. As a result, we removed the impact of these transactions from our current forecast

Less Liquid Secondary Market For Private Mortgage- Backed Securities (MBS) Had A Bigger Negative Impact On MBR Margins Than Higher Credit Costs Secondary Market Warranty Accrual (a) MBR After Hedging Net HFS Credit Losses (Figures in basis points, unless noted) Loans Sold ($ in millions) Pipeline Hedging Gross MBR Q1 2007 FY 2006 Q4 2006 Q3 2006 Q2 2006 Q1 2006 $24,537 79,049 23,417 19,508 19,415 16,708 112 150 145 146 196 143 (0.9) (9.3) (19.8) 16.1 (28.9) (1.4) (9.8) (7.4) (7.5) (3.5) (13.5) (4.6) (12.9) (5.1) (5.8) (4.8) (6.1) (3.0) 20.6% 8.9% 10.7% 6.3% 11.7% 5.4% 87.9 128.2 111.8 123.8 147.5 134.0 (19.7) (22.5) (21.0) (20.8) (24.8) (23.6) (b) Total Credit Costs (b/a) Credit Costs/MBR After Hedging Net MBR After Credit Costs FASB 91 Deferred Cost Net MBR Reported -30.9 -14.5 9.4 110.7 140.7 125.2 132.1 167.1 141.6 (22.7) (12.5) (13.3) (8.3) (19.6) (7.7) 68.2 105.7 91.2 103.0 122.7 110.4 15.0 -42.1 -22.6 $272 1,114 294 258 325 237 Secondary Market Warranty Accrual MBR After Hedging Net HFS Credit Losses ($ in millions) Loans Sold Pipeline Hedging Gross MBR Q1 2007 FY 2006 Q4 2006 Q3 2006 Q2 2006 Q1 2006 $24,537 79,049 23,417 19,508 19,415 16,708 $274 1,188 341 227 382 239 ($2) (73) (46) 32 (56) (2) ($24) (58) (18) (7) (26) (8) ($32) (40) (14) (9) (12) (5) Total Credit Costs Credit Costs/MBR After Hedging Net MBR After Credit Costs FASB 91 Deferred Cost Net MBR Reported ($56) (98) (31) (16) (38) (13) -20.6% -8.8% -10.6% -6.3% -11.7% -5.3% $216 1,016 263 242 287 224 ($48) (177) (49) (41) (48) (39) $167 839 214 201 239 184 $21 million decline We sold $1.3 billion of subprime private MBS (5% of Q1 07 total sales) with an 183 basis point decline in its MBR margin due to Q1 07 spread widening, which reduced MBR by $23.8 million. Significant loan pricing changes were made that will improve this MBR margin beginning in Q2 07, barring further widening. We expect late Q1 07 spread widening on Alt-A loan sales to lower our MBR margin on these Q2 07 sales by roughly 12 basis points or $19 million. Pricing changes made to these products will not significantly improve MBR margin until Q3 07.

Indymac Has $805mm (39% Of Capital) Of Reserves Associated With Our On And Off-balance Sheet Credit Risk... Our Delinquency And Foreclosure Rates Are Below Industry Averages * Source: Mortgage Banker's Association: National Delinquency Survey Foreclosure % Trends for Indymac vs. Industry* Peak foreclosure rate for past 20 years (Q2 02) Average foreclosure for past 20 years 30+ % Delinquency Trends for Indymac vs. Industry*

Credit Reserves Prudently Increase Well Ahead Of Credit Losses Allowance for Loan Losses (ALLL) on HFI Loans Allowance is 4.25x Q1 07 annualized charge-offs Credit Mark-to-Market On Loans Held For Sale ($ in millions) EPD Secondary Market Reserve Other Rep & Warranty Secondary Market Reserve ($ in millions) ($ in millions) ($ in millions)

Fair Value of Non-investment Grade & Residual Securities * NPAs include NPLs and REO Non-Investment Grade And Residual Securities Continue To Be Valued With Substantial Loss Assumptions Of $621mm, (Or 4% Lifetime Loss Rate) Relative To Their Value Of $381mm At 3/31/07 Non-Investment Grade & Residual Securities Embedded Credit Losses ($ in millions) UPB of Collateral Backing Non-investment Grade & Residual Securities ($ in millions) Fair value ($ in millions)

What Were The Bright Spots And Other Issues In The Quarter? Phenomenal results from Financial Freedom - earnings up 249% from Q1 06 and up 50% from Q4 06. Strong servicing earnings - Q1 07 ROE of 30%, up from 24% in Q1 06. Consumer and builder construction portfolios earned strong returns in Q1 07 at 24% and 26%, respectively. The investment grade and non-investment grade MBS portfolios were combined to improve capital optimization.

Phenomenal Financial Freedom Performance In Q1 07 ... But Earnings Will Be Lower In 2nd Quarter Financial Freedom Strong revenue growth resulting in record earnings was driven by extraordinary mortgage banking revenue margins of 4.51% in Q1 07, compared to 2.83% in Q1 06; this dramatic rise in margins was due to expanding the sales of reverse mortgages outside the GSEs to Wall Street firms, where bidding for these assets increased the margin substantially. Increased competition in the reverse mortgage industry is now reducing these margins, but given that only 1% of eligible seniors are using this product, there is significant long-term growth potential in this market. Indymac has recently introduced new variations on the reverse mortgage product that are more competitive and offer seniors more value, which should help attract and retain customers in the current competitive environment. MBR Margin Loans Sold Production Return on Equity (26%) (13%) 10% (54%) (59%) 3.33% $1,331 $1,347 39% $12 0% 29% (15%) 47% 50% 59% 46% 9% 77% 249% 4.49% $1,181 $1,441 58% $19 2.83% $1,045 $1,118 48% $8 4.51% $1,526 $1,221 85% $28 Net Earnings Q4 06 Q1 06 Q1 07 % Change Q/Q Forecast Q2 07 % Change Q/Q % Change Y/Y ($ in millions)

Servicing Earnings And ROE Driven By Servicing Portfolio Growth, Improved Customer Retention, And Continued Strong Hedge Performance Q1 06 Q1 07 MSR 10.591 16.243 Customer Retention 1.07 8.662 Q1 06 Q1 07 MSR 0.2147 0.1946 Customer Retention 0.0217 0.11 Earnings and ROE - Q1 07 vs. Q1 06 Earnings ($ in millions) ROE +113% +25% MSR Customer Retention $11.7 $24.9 24% 30% Q1 06 Q1 07 0.093 0.154 Retention (%) +67% Q1 06 Q1 07 96512 156144 UPB ($ in millions) Loans Serviced For Others Customer Retention +62%

Indymac optimized its capital by balancing assets that are high risk-based capital users with assets that are low risk-based capital users Investment Grade And Non-Investment Grade MBS Portfolios Now Managed As Combined Asset Group To Optimize Capital Utilization And Enhance Returns Core Capital Requirement Risk-based Capital Requirement MBS - Investment Grade ROE: 9% ROE: 21% Low Risk-based Capital Users High Risk-based Capital Users Non-Investment Grade and Residual Securities ROE: 104% ROE: 16% MBS (Investment Grade and Non- Investment Grade & Residual Securities) ROE: 15% ROE: 18% + - - 5.6% 43.7% 5.6% 5.6% 4.6% 1.9%

Performance Relative To Peers

How Have We Performed Relative To Peers? Indymac Indymac Top 36 Thrifts Top 36 Thrifts blank Indymac Q1 07 MSR 0.182 0.179 0.119 0.117 0.105 Our return on equity during more normal periods has been much stronger than the largest thrifts. During the current period of capital disruption, our returns were similar to the largest thrifts. Indymac 19.2% 11.9% Top 36 Thrifts(1) Indymac Q1 07 10.5% (1) Source: Uniform Thrift Performance Report, OTS. Top thrift peer group: 36 companies with assets >$5 billion, median values And our credit risk profile is in fact lower: Indymac(1) Top 36 Thrifts(1) Average risk weighted assets for 2006 (% of total assets) 56.5% 64.4% 19.1% 11.7% 3 year 3 year 1 year 1 year Average ROE Thru 2006 Q1 07

Indymac's Performance Remains Solid Relative To Industry Survivors ... Demonstrates That We Have Been A Prudent Manager Of Risk Relative To The Industry NYR = not yet released; ND = not disclosed 1. Based on MBA April 2007 Mortgage Finance Forecast; see form 10-Q for further description of market share. 2.Washington Mutual Q406 results exclude one-time gain for sale of asset management division ($415MM after tax). 3. Wells Fargo had significant volatility in MSR valuation net of hedge, Q107 +$150MM vs Q106 and ($133MM) vs Q406. 4. Wachovia Q106 production figures pro forma adjusted for World Savings ($11.6B).

What Do We Foresee? Possible that the first or second quarter 2007 will mark the trough in earnings. Repurchases related to EPDs will remain high in Q2 07 but should begin to decline substantially by the third quarter as a result of guideline tightening. Repurchases are forecast to decline from $400 to $500 million in 1H 07 to $200 million in 2H 07. Similarly, mortgage banking credit costs should decline substantially in 2H 07 compared to 1H 07. Loan production will decline roughly 10% in Q2 07 from Q1 07 as a result of guideline tightening and gradually recover such that Q4 07 will be roughly flat to Q1 07 levels as new agency products are launched, combined with growth in our core mortgage production channels. We should catch-up with spread widening in private mortgage-backed securities market at some point in 2H 07 and margins should improve. Unless the doomsayers on housing and the mortgage industry are correct...

1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 Q1 2007 5.375 23.44 10.56 45.16 32.05 MBR 0.87 0.91 1.56 1.6 1.77 1.68 1.88 2.32 -51% +46% Indymac Has Delivered Strong Shareholder Returns Taking Into Account Market "Bust" Periods Stock price Total Return to Shareholders (annualized) Total period return (1993 - Q107): 20% annualized 1994 1995 1996 1999 2000 2001 2002 2003 2004 2005 Q1 2007 1993 1997 1998 2006 1993 - 1997 1993 - 1998 1999 - 2006 1999 - Q107 1993 - Q107 Boom Boom/Bust Boom Boom/Bust 2 Booms/2 Busts (since inception) 46% 20% 24% 18% 20% Indymac 19% 22% 3% 3% 11% S&P 500 21% 22% 6% 6% 12% Dow -28% +24% $5.38 $23.44 $10.56 $45.16 $32.05 Q1 2007 Price/Book: 1.1 Net Income: $52M ROE: 10.5% Q4 1998 Price/Book: 1.0 Net Loss: ($74M) ROE: (36%) Since the late 1990s and into this decade private capital has provided significant incremental liquidity to the secondary markets...while also increasing the volatility of capital markets

NYSE: IMB Coming May 1, 2007 ...

Appendix

MBA Forecast ... Our Industry's Forecast Is Not Predicting Disaster

Capitalization rate is the result of dividing the mortgage servicing rights asset by the unpaid principal balance of the related loans serviced for others Mortgage Servicing Rights Capitalization Rate Peer Comparison Indymac Washington Mutual Wells Fargo Bank of America US Bancorp Country- wide First Horizon JP Morgan Chase National City Mar. 31, 2007 1.31% 1.39% 1.39% 1.27% 1.66% NR 1.50% 1.45% NR Dec. 31, 2006 1.30% 1.39% 1.41% 1.25% 1.72% 1.38% 1.51% 1.43% 1.29% Mar 31, 2006 1.40% 1.53% 1.50% 1.32% 1.66% 1.38% 1.52% 1.56% 1.39% % Change Q/Q 1% 0% -1% 2% -4% n/a -1% 1% n/a % Change Y/Y -7% -10% -8% -4% 0% n/a -1% -8% n/a NR - Not reported as of 4/24/07

Recap Of Indymac's Four Key Credit Risks. We Hold Credit Risk Reserves Against Each Of These Risks

As of 03/31/07
($ in millions)

Credit Risk Area (Credit Reserve)	Balance Sheet	Reserve Type	Reserve Balance	Collateral	Reserve/ Collateral	Risk
Mortgage Banking						
On Balance Sheet						
1. Loans held for sale	$10,511	Credit MTM Allowance	$65	$10,511	0.61%	▪ Borrower's credit deteriorates and adversely impacts loan saleability ▪ Further deterioration of credit quality of loans previously repurchased for rep/warranty issues of through called deals
2. Residuals and Non-Investment Grade Bonds	$381	Loss Assumption in Valuations	$621	$15,505	3.99%	▪ Actual losses exceed losses that are assumed in our valuations
Off-Balance Sheet						
3a. Repurchase risk	N/A	Secondary Market Reserve	$51	$156,144	0.03%	▪ Repurchase of impaired loans due to EPD or other Rep and Warranty violations beyond the amount reserved at time of sale
3b. Performance/ Reputation Risk						▪ Indymac loans become unsaleable or suffer adverse price impact due to poor performance of previously sold IMB collateral
Thrift						
On Balance Sheet						
4. Loans held for investment	$8,988	Allowance For Loan Losses	$68	$8,988	0.76%	▪ Credit losses exceed the risk priced for in the allowance

imb IndymacBank™ www.indymacbank.com ■ Raise your expectations.® NYSE: IMB (effective 5/1/07) 23

Credit MTM Allowance is 37% of NPLs as of 3/31/07 Approximately 75% of the $65mm credit reserve at Q1 07 would have been eliminated after product guideline cuts The addition to the Allowance of $31mm results in a $24mm MTM credit loss for Q1 07 (which reflects net adjustments of $7mm for transfers related to the Secondary Market Reserve and other dispositions). Approximately 80% of the resulting $24mm would have been eliminated after product guideline cuts. The Credit MTM Allowance On Loans Held For Sale Has Increased Due To Poor Performance Of "Piggybacks" And Subprime (And Other Products We Have Cut), And The Decision Not To Sell NPL And Other Delinquent Loans Into A Less Liquid Secondary Market Credit Mark-to-Market On Loans Held For Sale Credit MTM as a % of NPL HFS HFS NPL as a % of HFS Loans ($ in billions) bps

Credit Losses In Our HFS Portfolio Were Due Primarily To Higher Early Payment Defaults In Our Piggyback And Higher LTV Subprime Programs. Considering Mortgage Bank Cutbacks Through April 15, 2007, 80% Of The 1st Quarter Loss Has Been Addressed

Product Group	1st Quarter Production	1st Quarter Production Outside Current Guidelines	Percent of 1st Quarter Production Outside Current Guidelines (1)	1st Quarter Credit Losses (2)	1st Quarter Credit Losses Related To Production Outside Current Guidelines	Percent of 1st Quarter Credit Losses Outside Current Guidelines
Piggybacks (1sts and 2nds)	$4,855	$4,655	94%	$11.1	$11.1	100%
Subprime	1,419	655	46%	4.3	3.2	74%
Prime/Alt-A	13,563	1,635	12%	2.9	0.9	32%
Option ARM	2,680	808	30%	4.0	3.2	80%
Second Liens (CES and HELOCs)	989	297	30%	1.9	0.9	49%
Consumer Construction	842	3	0%	(0.0)	–	0%
Reverse Mortgages	1,221	–	0%	–	–	0%
Subdivision Lending	360	–	0%	–	–	0%
Total	$25,929	$7,962	31%	$24.1	$19.3	80%

(1) Loans outside of guidelines are generally due to recent product cutbacks but also include planned exceptions to published guidelines. Conduit will limit their originations in 80/20's and Option ARMs outside of current guidelines to 5%. Mortgage Bank exceptions have historically been less than 5% and will be managed to this level for all product types.
(2) Credit losses consider the increases and decreases in the marks during the quarter on HFS loans.

imb IndymacBank™ www.indymacbank.com ■ Raise your expectations.® NYSE: IMB (effective 5/1/07) 25

Residual Securities

Non-Investment Grade Securities

Increase in Secondary Market Reserve for EPDs reflects recent increase in repurchase activity. Approximately 65% of the $215mm repurchased in Q1 07 would have been eliminated through guideline cuts. (1) Represents loans sold with EPD warranty that are still within the warranty period EPD Secondary Market Reserve Is $22mm Or 17bps Of Loans Sold And Currently Subject To EPD Warranty At 3/31/07 EPD Secondary Market Reserve UPB of Loans Repurchased in Period UPB of Loans Sold & Currently Subject to EPD Warranty (1) ($ in millions) bps ($ in millions) ($ in millions)

Other Rep and Warranty (Non-EPD) repurchases and losses have been modest and unlike EPD loans, we have not seen any upward trending in repurchase volume. Approximately 48% of the $9mm repurchased in the Q1 07 would have been eliminated through guideline cuts. Other Rep And Warranty Reserve (Non-EPD) Is $29mm Or 3.5 bps Of Loans Sold And Currently Subject To Non-EPD Warranty ($82.5B) At 3/31/07 UPB of Loans Repurchased in Period Other Rep & Warranty Secondary Market Reserve HFS NPL as a % of HFS Loans ($ in millions) bps ($ in millions) ($ in millions)

Indymac Continued To Prudently Increase Allowance For Loan Losses In Face Of Difficult Credit Environment...Allowance Represents 4.25x Annualized Charge-offs Charge-offs declined 50% Q1 07 vs. Q4 06 as the fourth quarter included an accelerated charge off related to an NPA sale. While NPL as a percent of the total portfolio is increasing, we sold/traded $1.3B of HFI loans that is skewing this ratio by removing 20% of the "performing" portfolio ALLL as a % of NPLs decreased from 106% to 44% over the past 4 quarters. However, the reserve is still adequate to cover expected losses due to collateral values and is in line with peers Allowance for Loan Losses as % of HFI NPLs Non-performing Loans (NPLs) as a % of Loans Held for Investment ($ in millions) Allowance for Loan Losses (ALLL) on HFI Loans ($ in millions) Allowance is 4.25x Q1 07 annualized charge-offs ($ in millions)

+ - - Indymac's Loan Pricing Discipline Integrates The Pricing For Risk Factors And The Reality Of The Competitive Arena The "science" of Loan Pricing Based on analytical models that incorporate both historical data and future projections The "art" of Loan Pricing Based on management judgment Loan Pricing Factors Failures Factor Risk Type Loan prepayments Interest rate Credit Liquidity, credit, interest rate Loan defaults and loss severity Mortgage securities spreads Profitless risk- based pricing Profit Margin Manage- ment Operating in the competitive arena with the goal of maximizing revenues, profits and market share Price to Customer